Exhibit 99.1

Fischer Imaging Special Meeting Adjourned to September 28, 2005

DENVER, September 21, 2005— Fischer Imaging Corporation adjourned the special meeting of stockholders that took place today in order for Fischer to solicit additional proxies to vote on the proposed asset purchase transaction between Fischer and Hologic, Inc.  The special stockholder meeting is scheduled to be reconvened on September 28, 2005 at 10:00 a.m. at the offices of Fischer.  Approval of the transaction requires the affirmative vote of a majority of Fischer’s outstanding shares of common stock.

Gail Schoettler, Chair of the Board of Directors, stated:  “While we did receive enough proxies to constitute a quorum, the total number of proxies granted in favor of the transaction did not represent the required majority of outstanding shares.  We remain hopeful that we can obtain enough additional affirmative votes to approve the transaction, which we believe remains the best transaction available for Fischer and its stakeholders.  If the transaction is not approved, Fischer will have no other alternative than to initiate bankruptcy proceedings.  We do not think this is in the best interests of Fischer or its stakeholders and therefore strongly encourage all stockholders to vote to approve the asset sale transaction.”

Certain statements contained in this news release constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding the continuation of the special meeting, our intent to continue to solicit additional votes and our alternatives if the transaction is not approved. These statements involve a number of known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from such forward-looking statements. The forward-looking statements contained herein are also subject to risk and uncertainties described in the Definitive Proxy Statement dated August 29, 2005 and in our Annual Report on Form 10-K for the year ended December 31, 2004.  Readers are cautioned to avoid placing undue reliance on such forward-looking statements, which speak only as of the date the statements are made. It is recommended that our Definitive Proxy Statement, Annual Report on Form 10-K and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 be read together with this news release to better understand our business, results of operations and financial condition.

Contact: Michael Klatman, Resonant Communications, 303-581-0509